Exhibit 99

VIACOMCBS REPORTS Q2 2020 EARNINGS RESULTS • Achieved Second Consecutive Quarter of Sequential Improvement in Operating Income, Adjusted OIBDA, Operating Cash Flow and Free Cash Flow, Demonstrating Financial Momentum and Commitment to Shareholder Value • Executed Significant Distribution Deals, Highlighting Progress in Unlocking Value-Creation Opportunities Across Combined Asset Base • Delivered Robust Growth in Streaming, with Record Revenue, Subscribers, MAUs and Consumption Across Free and Pay Services, Accelerating Adoption of Pluto TV Internationally and Significant Progress in Transforming CBS All Access into a Diversified Super Service • Increased Target for Annualized Merger-Related Cost Synergies, while Simultaneously Managing Costs in Response to COVID-19 STATEMENT FROM BOB BAKISH, PRESIDENT & CEO EARNINGS PRESS RELEASE | August 6, 2020 $ in millions, except per share amounts Q2 2020 RESULTS † Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release ViacomCBS delivered another solid quarter, with clear operational momentum and sequential improvement in key earnings and cash flow metrics. Despite the impact of COVID-19 on revenue in the quarter, we’re successfully managing through the effects of the pandemic, reaffirming the strength of our combined operations. Our results underscored our strong progress delivering on our value-creation initiatives, including integration cost synergies, expanded and new distribution agreements, as well as the rapid acceleration of our streaming business, where we achieved record users and revenue in free and pay while building toward the relaunch of our diversified super service.” “ GAAP Revenues Operating income Net earnings from continuing operations attributable to ViacomCBS Diluted EPS from continuing operations attributable to ViacomCBS Operating cash flow Non-GAAP† Adjusted OIBDA Adjusted net earnings from continuing operations attributable to ViacomCBS Adjusted diluted EPS from continuing operations attributable to ViacomCBS Free cash flow $ 12,944 $ 14,243 (9)% 2,203 3,250 (32) 986 2 ,917 (66) 1.60 4.73 (66) 1,151 1,189 (3) $ 2,952 $ 3,101 (5)% 1,468 1,810 (19) 2.38 2.93 (19) 1,019 1,047 (3) $ 6,275 $ 7,143 (12)% 1,286 1,446 (11) 478 971 (51) 0.77 1.57 (51) 795 260 206 $ 1 ,689 $ 1 ,562 8% 769 912 (16) 1.25 1.48 (16) 714 185 286 B/(W) % B/(W) % Quarter Ended June 30 Six Months Ended June 30 2020 2019 2020 2019

VIACOMCBS Q2 2020 EARNINGS 2

OVERVIEW OF Q2 REVENUE

- Affiliate revenue increased 2%, reflecting growth in station affiliation and retransmission fees, as well as subscription streaming revenue, which more than offset declines in pay-TV subscribers.
- Advertising revenue declined 27% year-over-year, driven by the adverse effects of COVID-19 on global advertising demand, the comparison against the broadcast of the national semifinals and championship games of the NCAA Tournament in the prior-year quarter, as well as the cancellation and postponement of professional golf tournaments.
- Domestic streaming and digital video revenue – which includes streaming subscription and digital video advertising revenue – rose to $489M, up 25% year-over-year, driven by 52% growth in streaming subscription revenue and robust growth in Pluto TV advertising revenue.
- Content licensing revenue was relatively flat, primarily reflecting the licensing of domestic streaming rights to *South Park*, offset by significant licensing activity in the year ago quarter, as well as the timing of deliveries, which were affected by COVID-related production delays.
- Theatrical revenue was immaterial in the quarter due to the closure of movie theaters in response to COVID-19.
- Publishing revenue decreased 8%, mainly driven by lower print book sales as a result of the impact of COVID-19, partially offset by growth in sales of electronic and digital audiobooks.

REVENUE BY TYPE

$ in millions

	Quarter Ended June 30				Six Months Ended June 30			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Advertising	**$ 1,934**	**$ 2,645**	**$ (711)**	**(27)%**	**$ 4,418**	**$ 5,711**	**$ (1,293)**	**(23)%**
Domestic	1,730	2,290	(560)	(24)	3,959	5,065	(1,106)	(22)
International	204	355	(151)	(43)	459	646	(187)	(29)
Affiliate	**2,194**	**2,155**	**39**	**2**	**4,391**	**4,320**	**71**	**2**
Domestic	2,034	1,986	48	2	4,080	3,979	101	3
International	160	169	(9)	(5)	311	341	(30)	(9)
Content Licensing	**1,902**	**1,909**	**(7)**	**-**	**3,496**	**3,374**	**122**	**4**
Theatrical	**3**	**152**	**(149)**	**(98)**	**170**	**324**	**(154)**	**(48)**
Publishing	**200**	**218**	**(18)**	**(8)**	**370**	**382**	**(12)**	**(3)**
Other	**42**	**64**	**(22)**	**(34)**	**99**	**132**	**(33)**	**(25)**
Total Revenues	**$ 6,275**	**$ 7,143**	**$ (868)**	**(12)%**	**$ 12,944**	**$ 14,243**	**$ (1,299)**	**(9)%**

BALANCE SHEET & LIQUIDITY

- In Q2, ViacomCBS raised $4.5B of capital and used the proceeds to redeem $2.8B of near-term maturities, including a $340M redemption that settled on July 10, 2020. These transactions reinforced the company's strong financial position, adding $1.7B to its cash balance with no maturities due until 2022.
- As of June 30, 2020, taking into account the benefit of the company's full run-rate merger-related cost synergies, its debt to Adjusted OIBDA ratio calculated to 3.3x. On a net basis, taking into consideration its $2.3B cash balance as of June 30, 2020, this ratio calculated to 2.9x, unchanged from the end of 2019.
- ViacomCBS continued to strengthen its financial position and demonstrate its commitment to creating shareholder value, with $795M of Operating Cash Flow and $714M of Free Cash Flow[†] generated in the quarter.
- The company's committed $3.5B revolving credit facility remains undrawn.

[†] Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.



VIACOMCBS

VIACOMCBS Q2 2020 EARNINGS 3

SPOTLIGHT ON DISTRIBUTION & STREAMING

In Q2, ViacomCBS delivered significant multiplatform distribution wins and strong domestic streaming and digital video revenue growth, with record sign-ups and consumption across its free and pay services.

DISTRIBUTION HIGHLIGHTS

- In April, ViacomCBS signed a comprehensive, multiplatform partnership with Verizon, spanning pay TV, connected television and mobile – including a significant expansion of Pluto TV's footprint.
- In May, the company announced a new deal with YouTube TV, which renewed CBS and Showtime early and brought Viacom's cable networks to the service.
- More recently, in July ViacomCBS announced a multi-year renewal with DISH and Sling TV, marking its third cross-company renewal and further demonstrating the value of ViacomCBS content.
- The company also continued to benefit from strong reverse compensation and recently signed agreements with Sinclair and Cox.

STREAMING & DIGITAL VIDEO HIGHLIGHTS

- Domestic streaming and digital video revenue rose to $489M, up 25% year-over-year, driven by 52% growth in streaming subscription revenue.
- Domestic pay streaming subscribers reached 16.2M, up 74% year-over-year.
  - CBS All Access continued to break records, with its paid subscribers, streams and minutes watched reaching all-time highs in the quarter.
    - Original programming, titles from Paramount Pictures and children's content from Nickelodeon drove strong subscriber acquisitions and engagement.
  - Showtime OTT delivered its best quarter ever in sign-ups, streams and minutes watched, driven by original programming, including *Homeland*, *Billions* and *The Chi*.
- In free, Pluto TV continued to build on its strong momentum in the US and internationally:
  - Pluto TV maintained its position as the #1 ad-supported streaming TV service in the US, with its domestic monthly active users (MAUs) growing to 26.5M, up 61% year-over-year.
  - Despite the impact of COVID-19, Pluto TV continued to deliver robust advertising revenue growth in the quarter.
  - In April, Pluto TV entered 17 Latin American markets and achieved robust adoption. In addition to its presence in Europe, this expansion brought Pluto TV's total international MAUs to 6.5M, with its total global MAUs reaching 33M.
  - Additionally, Pluto TV continued to increase its distribution through multiplatform deals with Verizon, TiVo and LG, and expand its offering with more than 100,000 hours of content now available.

ON TRACK FOR SUPER SERVICE RELAUNCH

- In July, ViacomCBS unveiled the first major step in transforming CBS All Access into a rebranded super service and remains on track to relaunch this differentiated streaming product in early 2021.
  - In a significant content expansion, the company added more than 3,500 episodes from the ViacomCBS portfolio, spanning series from BET, Comedy Central, MTV, Nickelodeon, Smithsonian and more. This brings the CBS All Access library to more than 20,000 episodes and movies.
  - CBS All Access will be home to a growing slate of new original and exclusive movies and series, including:
    - *Big Brother Live Feeds*, *The Stand* and the animated series *Star Trek: Lower Decks*
    - *The SpongeBob Movie: Sponge on the Run* and *Kamp Koral*, a new original kid's series premiering in 2021 and the first spinoff derived from *SpongeBob SquarePants*, one of ViacomCBS' biggest franchises
- In addition to its vast library and original content offering, CBS All Access will feature compelling live programming, spanning news, tentpole events and a critical mass of live sports, including:
  - Live streams of local CBS stations nationwide and CBSN, CBS News' rapidly growing 24/7 digital news service
  - The Super Bowl, The Grammy Awards, The Academy of Country Music Awards, The Tony Awards and more
  - Major sporting events from golf to football to basketball, plus UEFA club competitions, as the exclusive streaming home to the UEFA Champions League, UEFA Europa League and UEFA Europa Conference League in the US


The Stand


Star Trek: Lower Decks


The SpongeBob Movie: Sponge on the Run


GAME ON!

VIACOMCBS Q2 2020 EARNINGS 4

REPORTING SEGMENTS

TV ENTERTAINMENT

- CBS finished the broadcast season as America's most-watched network for the 12th straight year and was #1 in all key dayparts, including Prime, Late Night and Daytime, for the 3rd straight season.
- Revenue declined 22%, primarily driven by the impact of COVID-19 on the advertising market and lower content licensing revenue.
  - Affiliate revenue rose 22%, fueled by growth in station affiliation fees and retransmission revenue, as well as strong subscription streaming revenue.
  - Advertising revenue decreased 27%, reflecting the adverse effects of COVID-19 on advertising demand, the comparison against the broadcast of the national semifinals and championship games of the NCAA Tournament in the prior-year quarter, and the cancellation and postponement of professional golf tournaments.
  - Content licensing revenue declined 44% mainly due to comparisons against several significant licensing agreements in the prior-year quarter, as well as fewer programming deliveries as a result of COVID-related production delays and the timing of deliveries of programs produced for third parties.
- Adjusted OIBDA decreased 36%, mainly as a result of the revenue decline, partially offset by lower production and programming costs from COVID-related production delays and the mix of primetime programming. Advertising and promotion costs were also lower, reflecting the broadcast of fewer original programs due to COVID-19.

$ in millions	Quarter Ended June 30				Six Months Ended June 30			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Revenue	$ 2,287	$ 2,938	$ (651)	(22) %	$ 5,234	$ 6,344	$(1,110)	(17) %
Advertising	951	1,309	(358)	(27)	2,332	3,276	(944)	(29)
Affiliate	751	616	135	22	1,485	1,227	258	21
Content Licensing	544	966	(422)	(44)	1,341	1,747	(406)	(23)
Other	41	47	(6)	(13)	76	94	(18)	(19)
Expenses	1,895	2,325	430	18	4,269	4,989	720	14
Adjusted OIBDA	$ 392	$ 613	$ (221)	(36) %	$ 965	$ 1,355	$ (390)	(29) %

CABLE NETWORKS

- In the quarter, ViacomCBS had the #1 share of viewers among P2+, P2-11, P12-17, P12-34, P18-34, P18-49, P25-54 and P2-49 and owned more top-30 cable networks than any other media family; Showtime also had the top scripted show on premium cable for the second consecutive quarter and the top 3 scripted shows year-to-date.
- Revenue increased 2% reflecting growth from the licensing of domestic streaming rights to *South Park*, partially offset by weakness in the advertising market as a result of COVID-19, as well as lower affiliate revenue.
  - Affiliate revenue decreased 6%, as growth in subscription streaming was more than offset by linear subscriber declines.
  - Advertising revenue declined 26%, primarily driven by the adverse effects of COVID-19, which more than offset growth in streaming and digital video advertising revenue.
  - Content licensing revenue increased 175%, driven by the licensing of domestic streaming rights to *South Park*.
- Adjusted OIBDA grew 30%, driven by lower programming costs primarily due to scheduling changes and the cancellation of events as a result of COVID-19, lower advertising and promotion costs resulting from the broadcast of fewer original programs during the quarter and the increase in revenues.

$ in millions	Quarter Ended June 30				Six Months Ended June 30			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Revenue	$ 3,232	$ 3,176	$ 56	2 %	$ 6,090	$ 6,078	$ 12	- %
Advertising	992	1,347	(355)	(26)	2,109	2,462	(353)	(14)
Affiliate	1,443	1,539	(96)	(6)	2,906	3,093	(187)	(6)
Content Licensing	797	290	507	175	1,075	523	552	106
Expenses	1,947	2,187	240	11	4,011	4,196	185	4
Adjusted OIBDA	$ 1,285	$ 989	$ 296	30 %	$ 2,079	$ 1,882	$ 197	10 %



VIACOMCBS

VIACOMCBS Q2 2020 EARNINGS 5

FILMED ENTERTAINMENT

- Despite softness driven by production limitations and theater closures, ViacomCBS continued to monetize its vast library and integrated Miramax films into its offering.
- Revenue decreased 26% as a result of the closure of movie theaters throughout the quarter, as well as the timing of licensing revenues.
  - Theatrical revenue was immaterial in the quarter due to the closure of movie theaters in response to COVID-19.
  - Home entertainment revenue rose 30%, driven by the mix of titles in release, including *Sonic the Hedgehog*, and higher sales of catalog titles.
  - Licensing revenue decreased 20% due to lower revenues from licensing of catalog titles, as well as the timing of deliveries of programs produced for third parties.
- Adjusted OIBDA increased 22%, reflecting lower distribution costs resulting from the absence of theatrical releases in the quarter, as well as the strong performance of *Sonic the Hedgehog* in the home entertainment market.


SONIC
THE HEDGEHOG

$ in millions	Quarter Ended June 30				Six Months Ended June 30			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Revenue	$ 647	$ 877	$ (230)	(26)%	$ 1,458	$ 1,607	$ (149)	(9)%
Theatrical	3	152	(149)	(98)	170	324	(154)	(48)
Home Entertainment	209	161	48	30	383	315	68	22
Licensing	434	540	(106)	(20)	876	915	(39)	(4)
Other	1	24	(23)	(96)	29	53	(24)	(45)
Expenses	531	782	251	32	1,315	1,474	159	11
Adjusted OIBDA	$ 116	$ 95	$ 21	22 %	$ 143	$ 133	$ 10	8 %

PUBLISHING

Simon & Schuster

- Bestselling titles for the quarter included John Bolton's *The Room Where It Happened* and Stephen King's *If It Bleeds*.
- Publishing revenue decreased 8%, primarily driven by lower print book sales as a result of the impact of COVID-19, partially offset by growth in sales of electronic and digital audiobooks.
- Adjusted OIBDA increased 9%, as the decrease in revenue was more than offset by lower production and distribution costs associated with the decline in print book sales and the mix of titles.


THE ROOM WHERE IT HAPPENED
JOHN BOLTON


STEPHEN KING
IF IT BLEEDS

$ in millions	Quarter Ended June 30				Six Months Ended June 30			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Revenue	$ 200	$ 218	$ (18)	(8)%	$ 370	$ 382	$ (12)	(3)%
Expenses	162	183	21	11	313	328	15	5
Adjusted OIBDA	$ 38	$ 35	$ 3	9 %	$ 57	$ 54	$ 3	6 %



VIACOMCBS

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, CBS All Access, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the US television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents. For more information about ViacomCBS, please visit www.viacomcbs.com and follow @ViacomCBS on social platforms. VIAC-IR ABOUT VIACOMCBS This communication contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: the impact of the COVID-19 pandemic (and other widespread health emergencies or pandemics) and measures taken in response thereto; technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; the public acceptance of our brands, programming, films, published content and other entertainment content on the various platforms on which they are distributed; increased costs for programming, films and other rights; the loss of key talent; competition for content, audiences, advertising and distribution in consolidating industries; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies; evolving cybersecurity and similar risks; the failure, destruction or breach of critical satellites or facilities; content theft; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; strikes and other union activity; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; liabilities related to discontinued operations and former businesses; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS VIACOMCBS Q2 2020 EARNINGS 6

Justin Dini Executive Vice President, Corporate Communications (212) 846-2724 justin.dini@viacbs.com Justin Blaber Senior Director, Corporate Communications (212) 846-3139 justin.blaber@viacom.com Pranita Sookai Director, Corporate Communications (212) 846-7553 pranita.sookai@viacom.com Anthony DiClemente Executive Vice President, Investor Relations (212) 846-5208 anthony.diclemente@viacbs.com Jaime Morris Vice President, Investor Relations (212) 846-5237 jaime.morris@viacbs.com PRESS INVESTORS CONTACTS VIACOMCBS Q2 2020 EARNINGS 7

VIACOMCBS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Revenues	$ 6,275	$ 7,143	$ 12,944	$ 14,243
Costs and expenses:				
Operating	3,485	4,210	7,550	8,458
Selling, general and administrative	1,222	1,371	2,563	2,684
Depreciation and amortization	124	109	237	215
Restructuring and other corporate matters	158	7	391	185
Total costs and expenses	4,989	5,697	10,741	11,542
Gain on sale of assets	—	—	—	549
Operating income	1,286	1,446	2,203	3,250
Interest expense	(263)	(237)	(504)	(477)
Interest income	11	15	25	34
Loss on extinguishment of debt	(103)	—	(103)	—
Other items, net	6	15	(27)	25
Earnings from continuing operations before income taxes and equity in loss of investee companies	937	1,239	1,594	2,832
(Provision) benefit for income taxes	(202)	(241)	(339)	135
Equity in loss of investee companies, net of tax	(12)	(21)	(21)	(39)
Net earnings from continuing operations	723	977	1,234	2,928
Net earnings from discontinued operations, net of tax	3	6	11	19
Net earnings (ViacomCBS and noncontrolling interests)	726	983	1,245	2,947
Net earnings attributable to noncontrolling interests	(245)	(6)	(248)	(11)
Net earnings attributable to ViacomCBS	$ 481	$ 977	$ 997	$ 2,936
Amounts attributable to ViacomCBS:				
Net earnings from continuing operations	$ 478	$ 971	$ 986	$ 2,917
Net earnings from discontinued operations, net of tax	3	6	11	19
Net earnings attributable to ViacomCBS	$ 481	$ 977	$ 997	$ 2,936
Basic net earnings per common share attributable to ViacomCBS:				
Net earnings from continuing operations	$ .78	$ 1.58	$ 1.60	$ 4.74
Net earnings from discontinued operations	$ —	$ .01	$ .02	$ .03
Net earnings	$ .78	$ 1.59	$ 1.62	$ 4.77
Diluted net earnings per common share attributable to ViacomCBS:				
Net earnings from continuing operations	$ .77	$ 1.57	$ 1.60	$ 4.73
Net earnings from discontinued operations	$ —	$ .01	$ .02	$ .03
Net earnings	$ .78	$ 1.58	$ 1.62	$ 4.76
Weighted average number of common shares outstanding:				
Basic	615	615	615	615
Diluted	617	617	617	617

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At June 30, 2020 December 31, 2019 ASSETS Current Assets: Cash and cash equivalents $ 2,288 $ 632 Receivables, net 7,139 7,206 Programming and other inventory 1,837 2,876 Prepaid and other current assets 1,175 1,188 Total current assets 12,439 11,902 Property and equipment, net 1,995 2,085 Programming and other inventory 9,728 8,652 Goodwill 17,077 16,980 Intangible assets, net 2,948 2,993 Operating lease assets 1,841 1,939 Deferred income tax assets, net 919 939 Other assets 4,212 4,006 Assets held for sale 29 23 Total Assets $ 51,188 $ 49,519 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 422 $ 667 Accrued expenses 1,553 1,760 Participants’ share and royalties payable 2,090 1,977 Accrued programming and production costs 1,189 1,500 Deferred revenues 695 739 Debt 364 717 Other current liabilities 1,672 1,688 Total current liabilities 7,985 9,048 Long-term debt 19,704 18,002 Participants’ share and royalties payable 1,485 1,546 Pension and postretirement benefit obligations 2,070 2,121 Deferred income tax liabilities, net 708 500 Operating lease liabilities 1,816 1,909 Program rights obligations 252 356 Other liabilities 2,344 2,494 Redeemable noncontrolling interest 274 254 Commitments and contingencies ViacomCBS stockholders’ equity: Class A Common Stock, par value $.001 per share; 55 shares authorized; 52 (2020 and 2019) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,066 (2020) and 1,064 (2019) shares issued 1 1 Additional paid-in capital 29,680 29,590 Treasury stock, at cost; 502 (2020) and 501 (2019) Class B shares (22,958) (22,908) Retained earnings 9,150 8,494 Accumulated other comprehensive loss (1,999) (1,970) Total ViacomCBS stockholders’ equity 13,874 13,207 Noncontrolling interests 676 82 Total Equity 14,550 13,289 Total Liabilities and Equity $ 51,188 $ 49,519

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Six Months Ended June 30, 2020 2019 Operating Activities: Net earnings (ViacomCBS and noncontrolling interests) $ 1,245 $ 2,947 Less: Net earnings from discontinued operations, net of tax 11 19 Net earnings from continuing operations 1,234 2,928 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities: Depreciation and amortization 237 215 Deferred tax provision (benefit) 224 (535) Stock-based compensation 145 106 Gain on sale of assets — (549) Gains from investments (32) (77) Loss on extinguishment of debt 103 — Equity in loss of investee companies, net of tax and distributions 22 41 Change in assets and liabilities (782) (940) Net cash flow provided by operating activities 1,151 1,189 Investing Activities: Investments (60) (132) Capital expenditures (132) (142) Acquisitions, net of cash acquired (141) (361) Proceeds from dispositions 146 751 Other investing activities — 4 Net cash flow (used for) provided by investing activities (187) 120 Financing Activities: Repayments of short-term debt borrowings, net (698) (674) Proceeds from issuance of senior notes 4,370 493 Repayment of notes and debentures (2,535) (600) Dividends (301) (299) Purchase of Company common stock (58) (14) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (59) (52) Other financing activities (70) (81) Net cash flow provided by (used for) financing activities 649 (1,227) Effect of exchange rate changes on cash, cash equivalents and restricted cash (17) 2 Net increase in cash, cash equivalents and restricted cash 1,596 84 Cash, cash equivalents and restricted cash at beginning of period (includes $202 (2020) and $120 (2019) of restricted cash) 834 976 Cash, cash equivalents and restricted cash at end of period (includes $142 (2020) and $122 (2019) of restricted cash) $ 2,430 $ 1,060

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the quarters and six months ended June 30, 2020 and 2019 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to ViacomCBS and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before income taxes, (provision) benefit for income taxes, net earnings from continuing operations attributable to ViacomCBS or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Quarter Ended Six Months Ended June 30, June 30, 2020 2019 2020 2019 Operating income (GAAP) $ 1,286 $ 1,446 $ 2,203 $ 3,250 Depreciation and amortization (a) 124 109 237 215 Restructuring and other corporate matters (b) 158 7 391 185 Programming charges (b) 121 — 121 — Gain on sale of assets (b) — — — (549) Adjusted OIBDA (Non-GAAP) $ 1,689 $ 1,562 $ 2,952 $ 3,101 (a) The quarter and six months ended June 30, 2020 include an impairment charge for FCC licenses of $25 million and the six months ended June 30, 2020 also includes accelerated depreciation of $12 million for technology that was abandoned in connection with synergy plans related to the merger of Viacom Inc. with and into CBS Corporation (the “Merger”). (b) See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Quarter Ended June 30, 2020 Earnings from Continuing Operations Before Income Taxes Provision for Income Taxes Net Earnings from Continuing Operations Attributable to ViacomCBS Diluted EPS from Continuing Operations Reported (GAAP) $ 937 $ (202) $ 478 $ .77 Items affecting comparability: Restructuring and other corporate matters (a) 158 (34) 124 .20 Impairment charge (b) 25 (6) 19 .03 Programming charges (c) 121 (29) 92 .15 Gains from investments (d) (32) 8 (24) (.03) Loss on extinguishment of debt 103 (24) 79 .13 Discrete tax items — 1 1 — Adjusted (Non-GAAP) $ 1,312 $ (286) $ 769 $ 1.25 (a) Reflects severance, exit costs and other costs related to the Merger and a charge to write down property and equipment classified as held for sale. (b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their fair values. (c) Programming charges primarily related to the abandonment of certain incomplete programs resulting from coronavirus disease (“COVID-19”) related production shutdowns. (d) Reflects an increase to the carrying value of an equity security based on the market price of a similar security. Quarter Ended June 30, 2019 Earnings from Continuing Operations Before Income Taxes Provision for Income Taxes Net Earnings from Continuing Operations Attributable to ViacomCBS Diluted EPS from Continuing Operations Reported (GAAP) $ 1,239 $ (241) $ 971 $ 1.57 Items affecting comparability: Restructuring and other corporate matters (a) 7 (2) 5 .01 Gains from investments (b) (39) 7 (32) (.05) Discrete tax items (c) — (32) (32) (.05) Adjusted (Non-GAAP) $ 1,207 $ (268) $ 912 $ 1.48 (a) Reflects professional fees associated with legal proceedings involving the Company and other corporate matters. (b) Reflects a gain on marketable securities of $28 million and a gain of $11 million on the sale of an international joint venture. (c) Primarily reflects a tax benefit related to the bankruptcy of an investee.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2020			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,594	$ (339)	$ 986	$ 1.60
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	391	(81)	310	.50
Impairment charge [(b)]	25	(6)	19	.03
Depreciation of abandoned technology [(c)]	12	(3)	9	.01
Programming charges [(d)]	121	(29)	92	.15
Gains from investments [(e)]	(32)	8	(24)	(.04)
Loss on extinguishment of debt	103	(24)	79	.13
Discrete tax items	—	(3)	(3)	—
Adjusted (Non-GAAP)	$ 2,214	$ (477)	$ 1,468	$ 2.38

(a) Reflects severance, exit costs and other costs related to the Merger and a charge to write down property and equipment classified as held for sale.

(b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their fair values.

(c) Reflects accelerated depreciation for technology that was abandoned in connection with synergy plans related to the Merger.

(d) Programming charges primarily related to the abandonment of certain incomplete programs resulting from COVID-19 related production shutdowns.

(e) Reflects an increase to the carrying value of an equity security based on the market price of a similar security.

	Six Months Ended June 30, 2019			
	Earnings from Continuing Operations Before Income Taxes	Benefit (Provision) for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 2,832	$ 135	$ 2,917	$ 4.73
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	185	(45)	140	.23
Gain on sale of assets [(b)]	(549)	163	(386)	(.63)
Gains from investments [(c)]	(77)	16	(61)	(.10)
Discrete tax items [(d)]	—	(800)	(800)	(1.30)
Adjusted (Non-GAAP)	$ 2,391	$ (531)	$ 1,810	$ 2.93

(a) Reflects severance, exit costs, costs associated with the settlement of a commercial dispute, and other legal proceedings involving the Company.

(b) Reflects a gain on the sale of the CBS Television City property and sound stage operation.

(c) Reflects a gain on marketable securities of $66 million and a gain of $11 million on the sale of an international joint venture.

(d) Reflects a deferred tax benefit of $768 million resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations and a net tax benefit of $32 million principally related to the bankruptcy of an investee.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by operating activities less capital expenditures. Our calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by operating activities is the most directly comparable GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is among several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. The following table presents a reconciliation of our net cash flow provided by operating activities to free cash flow. Quarter Ended Six Months Ended June 30, June 30, 2020 2019 2020 2019 Net cash flow provided by operating activities (GAAP) $ 795 $ 260 $ 1,151 $ 1,189 Capital expenditures (81) (75) (132) (142) Free cash flow (Non-GAAP) $ 714 $ 185 $ 1,019 $ 1,047